Exhibit (p)(4)

Code of Ethics

February 2021

ClearBridge Investments Limited (CIL)

ClearBridge RARE Infrastructure International Pty Limited (CBI RIIPL)

ClearBridge RARE Infrastructure (North America) Pty Limited (CBI RINA)

(the above entities are referred to as “ClearBridge” for the purposes of this policy.

ClearBridge and ClearBridge Investments, LLC. are collectively referred to as “ClearBridge Investments”.)

Document Owner: Head of Legal, Risk & Compliance

This document is confidential and is only intended for the purposes of the above entities. This document may only be provided to third parties with the express prior written approval of the Head of Legal, Risk & Compliance. No recipient is authorised to pass this document or its contents on to any other person whatsoever or reproduce it by any means. All intellectual property contained in this document remains the property of the above entities and any rights in relation to this intellectual property are not intended to be diluted by the distribution of this document.

Code of Ethics

Background

ClearBridge provides investment management and advisory services to clients in Australia, the Asia Pacific, the United Stated, Canada, the UK and Europe.

CIL and CBI RIIPL each hold an Australian Financial Services License with the Australian Securities & Investments Commission. CBI RINA is registered with the US Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 (the Advisers Act). CBI RINA also provides investment advisory services to funds that are registered under the Investment Company Act of 1940 (Investment Company Act). CIL and CBI RINA have entered into a Memorandum of Understanding (MOU) whereby CBI RINA has appointed as “associated persons” all of the employees of CIL (Supervised Persons). As such, all employees of CIL are required to meet:

1)	Applicable provisions of the Securities Act 1933, and related rules thereunder

2)	Applicable provisions of the Securities Exchange Act of 1934 and related rules thereunder

3)	Applicable provisions of the Investment Advisers Act of 1940 and related rules thereunder

4)	Applicable provisions of the Investment Company Act of 1940 and related rules thereunder

5)	Applicable provisions of the Employee Retirement Income Security Act of 1974 and related rules thereunder.

This Code of Ethics is designed to meet the requirements of each of the above registrations and the MOU.

Code of Ethics

Set forth below is the Code of Ethics (the Code) for ClearBridge as required by Rule 204A-1 under the Advisers Act, and Rule 17j- 1 under the Investment Company Act.

This Code is based on the principle that ClearBridge and its Supervised Persons owe a fiduciary duty to clients, and that all persons covered by this Code must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest, or (ii) otherwise interfere with ClearBridge’s ability to make decisions in the best interests of any of its clients. This Code applies to all officers, directors and employees (full and part time) of ClearBridge (Access Persons).

Statement of Policies

(A) Standards of Business Conduct

All Access Persons must comply with the following standards of business conduct:

1)

Clients Come First. At all times, Access Persons are required to place the interests of clients before their own and not to take inappropriate advantage of their position with ClearBridge. An Access Person may not induce or cause a client to take action, or not to take action, for the Access Person’s personal benefit, rather than for the benefit of the client.

2)

Do Not Take Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of transactions or portfolio holdings of investment companies and separate accounts managed by ClearBridge to engage in short term or other abusive trading.

3)

Avoid Conflicts of Interest. Conflicts of interest may arise in situations where client relationships may tempt preferential treatment, e.g., where account size or fee structure would make it more beneficial for the adviser to allocate certain trades to a client. Conflicts of interest may also arise in connection with securities transactions by employees of the adviser, especially those employees who are aware of actual transactions or client holdings or transactions under consideration for clients.

Compliance policies and procedures have been adopted by ClearBridge in order to meet all legal obligations to our clients, particularly those arising under the US federal securities laws and ERISA. Procedures have been instituted to mitigate or obviate actual or potential conflicts of interest. The Legal, Risk & Compliance team’s role is to ensure that appropriate procedures are adopted by the business and to monitor to ascertain that such procedures are followed. Any questions relating to this Code or other policies or procedures should be addressed to the Head of Legal, Risk & Compliance.

(B) Confidentiality

Access Persons are expected to honour the confidential nature of company and client affairs. Confidential information shall not be communicated outside of ClearBridge or to other affiliated companies of Franklin Templeton, in compliance with the Information Barrier Policy, and shall only be communicated within ClearBridge Investments on a “need to know” basis. Access Persons must also avoid making unnecessary disclosure of ANY internal information concerning ClearBridge Investments, Franklin Templeton, and their affiliates and their business relationships. For information relating to “material non-public information” and “insider trading,” please see ClearBridge’s Information Barrier Policy.

(C) Requirements

(i) All Access Persons who are subject to this Code are required to comply with all financial services, and other pertinent laws in each jurisdiction applicable to ClearBridge’s business.

(ii) All Access Persons are required to comply with the Personal Trading Policy incorporated herein.

(D) Duty to Report and Non-Retaliation Policy

Should an employee become aware of any conduct which the employee believes may constitute a violation of this Code, the law or regulation, or any ClearBridge policy, the employee must promptly report such conduct to the Head of Legal, Risk & Compliance or her designee. All information about potential or suspected violations reported to the Head of Legal, Risk & Compliance will be investigated and the identity of the reporting person will be kept confidential. ClearBridge’s Whistle-blower Policy prohibits any retaliatory action against a reporting person, including discharge, demotion, suspension, threats or harassment.

(E) Administration of the Code

The Legal, Risk & Compliance team is responsible for ensuring that a copy of the Code is delivered to all persons at the commencement of their employment with ClearBridge. As a condition of continuing employment, each employee is required to acknowledge, in writing (See Exhibit A), receipt of a copy of the Code and that s/he understands his/her obligations and responsibilities hereunder within 10 days of becoming an Access Person subject to this Code. Each Access Person is also obligated to acknowledge receipt of any amendments to the Code. On an annual basis, each Access Person must certify that s/he has complied with the Code.

Monitoring for compliance with the Code shall be conducted by the Legal, Risk & Compliance team. Any violation of this Code by employees will be considered serious and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure and suspension or termination of employment. Any violation of this Code will be reported by the Legal, Risk & Compliance team, to the person’s supervisor, and, as appropriate, to ClearBridge’s Senior Management and/or to the Chief Compliance Officers of any funds managed by ClearBridge.

(F) Outside Directorships

Employees must obtain approval, in accordance with the Outside Business and Other Affiliations Policy, prior to accepting an appointment to serve as a director on a Pty Limited or non-listed public company (See Exhibit B).

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company (other than Legg Mason, Inc. or its proprietary registered investment companies) or of any company whose securities are held in any client portfolio, except with the prior authorization (See Exhibit B) of (i) the Chief Executive Officer of ClearBridge or, in his/her absence, the Head of Legal, Risk & Compliance, AND (ii) the General Counsel of Legg Mason, Inc. or his designee, based upon a determination that the board service would be consistent with the best interests of ClearBridge’s clients. If permission to serve as a director is given, the company will be placed on a Restricted List. Transactions in that company’s securities for client and personal securities accounts will only be authorized when certification has been obtained from that company’s Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

(G) Questions

All questions about an individual’s responsibilities and obligations under the Code of Ethics should be referred to ClearBridge’s Head of Legal, Risk & Compliance or her designee.

PERSONAL TRADING POLICY

While employees are neither prohibited from holding individual securities nor engaging in individual securities transactions, by promulgating this Policy, ClearBridge is not endorsing or encouraging such activity. ClearBridge recognizes that in its role as an investment adviser, its responsibility is to its clients and their investments. Clients always come first. ClearBridge believes that its primary obligation is that any potential investment first be considered from the perspective of its appropriateness for any client portfolios. Only after it is determined that it is not appropriate for any client should an employee consider it for a personal account.

Summary

All Access Persons are subject to the restrictions contained in this Personal Trading Policy (the Policy) with respect to their securities transactions. The following serves as a summary of the most common restrictions. Please refer to specific sections that follow this summary for more detail, including definitions of persons covered by this Policy, accounts covered by this Policy (Covered Accounts), securities covered by this Policy (Covered Securities), reports required by this Policy (Reports) and the procedures for compliance with this Policy.

•

All purchases or sales of equity securities and securities convertible into equity securities (generally, stocks, convertible bonds and their equivalents) by employees, and certain of their family members, must be precleared, except as noted below.

•

All employees must execute their transactions in Covered Securities through an approved broker which is: (i) capable of feeding transaction and holding information to ClearBridge via Protegent PTA® or (ii) send duplicate confirmations and periodic statements to the Legal, Risk & Compliance team (Approved Brokers).

•

Portfolio Managers and Investment Analysts are prohibited from purchasing or selling a Covered Security within seven calendar days before or after an account managed by them has traded in the same (or a related) security, unless a de minimis exception applies.

•	All other Access Persons are prohibited from transacting in a Covered Security on any day a client is trading in such security, unless a de minimis exception applies.

•

De Minimis exception: Transactions involving shares in certain companies will be approved regardless of whether there are outstanding client orders. The exception applies to transactions in securities involving no more than AUD50,000 in exposure during any 7-calendar day period, per issuer in companies with market capitalizations of AUD5billion or more.

•	Employees are prohibited from profiting from the purchase and sale of a Covered Security, or a related security, within 60 calendar days.

•

Portfolio Managers are prohibited from buying securities, directly or indirectly, in a US initial public offering, other than an offering in closed ended funds (with the prior permission of a co-Chief Investment Officer (co-CIO) and the Head of Legal, Risk & Compliance). Portfolio Managers may participate in non-US initial public offerings with the prior permission of a co-CIO and the Head of Legal, Risk & Compliance. Any other Access Person wishing to buy securities, directly or indirectly, in an initial public offering must receive prior permission from his/her immediate supervisor and the Head of Legal, Risk & Compliance (or her designee).

•

Portfolio Managers wishing to buy securities, directly or indirectly, in a private placement must receive prior permission from a co-CIO and the Head of Legal, Risk & Compliance. Any other Access Person wishing to buy securities, directly or indirectly, in a private placement must receive prior permission from his/her immediate supervisor and the Head of Legal, Risk & Compliance (See Exhibit D).

•	All employees must report all trades in Reportable Funds, as defined, below.

•

Funds managed, advised or sub-advised by ClearBridge (“Managed Funds”): i) Units and Shares must be held in an Approved Brokerage Account, or other account as authorised by the Head of Legal, Risk & Compliance in accordance with this Code. Legal, Risk & Compliance must be notified of directly held proprietary funds.

Definitions

Access Person - means all employees, directors or officers of ClearBridge.

Notwithstanding anything herein to the contrary, this Code does not cover any individual covered under the Legg Mason & Co., LLC Code of Ethics (the “Legg Mason Access Persons”), including, without limitation:

(1) the Legg Mason representatives on the ClearBridge Group Boards of Directors; and

(2) any other employee of Legg Mason and Co., LLC who may be considered an “Access Person” to ClearBridge (as such term is defined in Rule 204A-1 under the Advisers Act), unless such person has been designated as an Access Person subject to this Code by the Head of Legal, Risk & Compliance.

ClearBridge hereby delegates to the Legg Mason Legal and Compliance Department responsibility for monitoring the Legg Mason Access Persons’ compliance with the Legg Mason & Co., LLC Code of Ethics and for enforcing the provisions of the Legg Mason & Co., LLC Code of Ethics against such persons.

Investment Analyst - means any research analyst who supports one or more specific investment management teams.

Covered Securities - means stocks, notes, bonds, closed-end funds, exchange- traded funds, offshore funds, hedge funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts and futures. Managed Funds and Reportable Funds, as defined herein, are also Covered Securities. The same limitations of this Code pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

Covered Accounts - means an account in which Covered Securities are owned by you or an account in which you have a Beneficial Interest, as defined below. A Covered Account includes all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account does not hold Covered Securities, if it has the capability of holding Covered Securities, the account must be disclosed). Funds held directly with fund companies do not need to be disclosed if no Managed Funds (as defined below) or Reportable Funds (as defined below) are held in such accounts.

Securities and Transactions not covered by this policy include:

•	shares in any open-end US registered investment company (mutual fund), which is not managed, advised or sub-advised by ClearBridge or a Franklin Templeton affiliate

•	shares issued by money market funds, including Reportable Funds

•	shares issued by US unit investment trusts that are invested exclusively in one or more open-ended funds other than Reportable Funds

•

shares/units issued by entities that are neither Managed Funds nor Reportable Funds, including all non-discretionary components of superannuation funds and units in funds managed by non-Franklin Templeton/affiliate entities

•	securities which are direct obligations of the U.S. or other Government (i.e., Treasuries)

•	bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments[1]

IF A SECURITY IS NOT COVERED BY THIS POLICY, YOU MAY PURCHASE OR SELL IT WITHOUT OBTAINING PRECLEARANCE AND YOU DO NOT HAVE TO REPORT IT.

[1]

High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

Approved Broker - means any broker/dealer who feeds transaction and holding information to ClearBridge through Sungard Protogent PTA®, or other reliable methodology as approved by the Head of Legal, Risk & Compliance.

Managed Funds – means any funds managed, advised or sub-advised by ClearBridge such as (i) US registered investment companies (ii) Australian registered schemes (iii) proprietary as well as non-proprietary funds, open-end, closed-end and exchange-traded funds (ETFs). Access Persons are prohibited from engaging in short sales of ETFs managed by ClearBridge, except short sales against the box.

Reportable Funds - means any fund registered under the Investment Company Act advised or sub-advised by ClearBridge and its affiliates. A list of Reportable Funds is provided by Franklin Templeton to its affiliates on a quarterly basis. They can include proprietary and non-proprietary funds.

Beneficial interest - means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in a Covered Security.

You are deemed to have a Beneficial Interest in the following:

(1) any Security owned individually by you;

(2) any Security owned jointly by you with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3) any Security in which a member of your immediate family has a Beneficial Interest if the Security is held in an account over which you have decision making authority (for example, you act as trustee, executor, or guardian).

You are deemed to have a Beneficial Interest in accounts held by your spouse, minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws and adoptive relationships) who share your household. In addition, you are deemed to have a Beneficial Interest in accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other’s support). This presumption may be rebutted by convincing evidence that the profits derived from transactions in the Covered Securities will not provide you with any economic benefit.

You have a Beneficial Interest in the following:

•	Your interest as a general partner in Covered Securities held by a general or limited partnership;

•	Your interest as a manager-member in the Covered Securities held by a limited liability company;

•	Your interest as a member of an “investment club” or an organization that is formed for the purpose of investing a pool of monies in Covered Securities;

•	Your ownership of Covered Securities as trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust;

•	Your ownership of a vested interest in a trust;

•	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have a Beneficial Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest unless you are a controlling equity holder or you have or share investment control over the Covered Securities held by the entity.

IF YOU ARE IN ANY DOUBT AS TO WHETHER AN ACCOUNT FALLS WITHIN THE DEFINITION OF COVERED ACCOUNT OR WHETHER YOU WOULD BE DEEMED TO HAVE A BENEFICIAL INTEREST IN AN ACCOUNT, PLEASE SEE LEGAL, RISK & COMPLIANCE.

BLACK-OUT PERIODS

Portfolio Managers and Investment Analysts

In order to prevent buying or selling securities in competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase or sale for clients, all Portfolio Managers and Investment Analysts will not be able to execute a trade in a Covered Security within seven calendar days before or after an account managed by ClearBridge has traded in the same (or a related) security (the Blackout Period).

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

All Other Access Persons

All Other Access Persons are precluded from executing a trade in a Covered Security on the same day that there is a client order for the same (or a related) security, unless a de minimis exception applies.

De Minimis Exception

Transactions involving shares in certain companies will be approved regardless of whether there are outstanding client orders. The exception applies to transactions in securities involving no more than AUD50,000 in exposure during any 7-calendar day period, per issuer in companies with market capitalizations of AUD5billion or more.

Preclearance is required for all de minimis transactions.

60 DAY HOLDING PERIOD

Access Persons cannot purchase or sell the same Covered Security within 60 calendar days if such transactions will result in a profit, without the prior written permission of the Head of Legal, Risk & Compliance.

Exceptions to the Holding Period

The 60 Day Holding Period does not pertain to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out.

ETFs not managed by ClearBridge are also not subject to the 60 Day Holding Period.

GENERAL PRECLEARANCE

•	Preclearance is obtained through the designated access portal as advised by the Head of Legal, Risk & Compliance, or, pending availability of same, through emailing aucompliance@clearbridge.com.

•

Preclearance is valid until close of business on the business day during which preclearance was obtained. If the transaction has not been executed within that timeframe, a new preclearance must be obtained.

PRECLEARANCE FOR IPOS

•	If you are a Portfolio Manager and you wish to purchase an initial public offering, you must obtain permission from a co- CIO and the Head of Legal, Risk & Compliance.

•	Portfolio Managers cannot participate in US IPOs for their personal accounts except for offerings of closed end funds.

•	In a pre-IPO situation involving material non-public information (MNPI), you must immediately consult with the Head of Legal, Risk & Compliance prior to referring further for approval.

•	All other Access Persons must obtain the pre-approval of the Head of Legal, Risk & Compliance and their supervisor.

PRECLEARANCE FOR PRIVATE PLACEMENTS

•	If you are a Portfolio Manager and you wish to purchase securities in a private placement, you must obtain permission from a co-CIO and the Head of Legal, Risk & Compliance.

•	All other Access Persons must obtain the pre-approval of the Head of Legal, Risk & Compliance and their supervisor.

•	If the private placement involves MNPI, you must immediately consult with the Head of Legal, Risk & Compliance prior to referring further for approval.

The following transactions do not require pre-clearance (but must still be reported quarterly):

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Transactions involving Covered Securities in a Covered Account over which the employee has no direct or indirect influence or control such as where investment discretion is delegated in writing to an independent fiduciary/adviser. Fully discretionary accounts managed by either an internal or external investment adviser are permitted and may be custodied away from an Approved Broker if there is no communication between the investment adviser/manager and the employee with regard to investment decisions prior to execution. The employee must designate copies of periodic statements that contain transaction information as detailed under Reporting Requirements be sent to the Legal, Risk & Compliance team.

•	Transactions in ETFs or exchange-traded notes (ETNs); however, they must be reported. Transactions in ETFs and ETNs which occur in a Covered Account do not need to be separately reported.

•

Transactions in estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of statements that contain transaction information as detailed under Reporting Requirements to the Legal, Risk & Compliance Department.

•

Transactions which are non-volitional on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance.

•	Sales pursuant to a bona fide tender offer.

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Purchases of the stock of a company pursuant to an automatic investment plan which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. Payroll deduction contributions to managed funds are deemed to be pursuant to automatic investment plans. (Preclearance and reporting of particular instances of dividend reinvestment is not required; annual reporting of holdings is required).

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The receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. However, if you purchase the rights from a third-party, the transaction must be pre-cleared. Likewise, the sale of such rights must be pre-cleared.

•	The participation of a Share Purchase Plan (SPP) issued by a company to all eligible holders.

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Purchases and sales of Legg Mason’s publicly traded securities or the receipt or exercise of an employee stock option under any of Legg Mason’s employee stock plans. Note: All employees are subject to the Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Disposition of Legg Mason Securities, which is incorporated by reference.

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Purchases of an employer’s securities done under a bona fide employee benefit plan or the receipt or exercise of options in an employer’s securities done under a bona fide employee stock option plan of a company not affiliated with Franklin Templeton by an employee of that company who is a member of an Access Person’s immediate family do not require preclearance. However, sales of the employer’s stock, whether part of the employee benefit or stock option plans, do require preclearance and reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of the employer are subject to the requirements of the Code, including preclearance, reporting and holding periods.

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Any transaction involving non-financial commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and options on futures.

•

Any acquisition or disposition of a security in connection with an option-related transaction that has been previously approved. For example, if you received clearance to buy a call and then decide to exercise it, you are not required to obtain preclearance in order to exercise the call.

•	Transactions involving options on broad-based indices, including, but not limited to, the S&P/ASX 200 and related indices,

S&P Midcap 50, All Ordinaries Index, Accumulation Indices.

•

Access Persons desiring to make a bona fide gift or charitable contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transactions. However, such gift or contribution must be reported in the next quarterly report (See “Reporting Requirements”).

•	Fixed income investments other than fixed income securities convertible into equity securities.

•	Transactions in open-end Managed Funds and Reportable Funds (including ETFs). Note: transactions in all closed end funds do require preclearance.

REPORTING REQUIREMENTS

All personnel are required to report the establishment of any new Covered Accounts established during the quarter to the Legal, Risk & Compliance, even if the Covered Account is with an Approved Broker. Employees are also required to report to the Legal, Risk & Compliance team the establishment of any account in a Managed Fund directly with the Funds’ transfer agent.

The Approved Brokers provide the Legal, Risk & Compliance team with a daily report of all transactions executed by personnel. The Funds’ transfer agent provides the Legal, Risk & Compliance team with transactions in the Managed Funds. If you have received permission to maintain a Covered Account at other than an Approved Broker, including spousal accounts for which you received a waiver from the requirement to preclear, you must arrange for the broker to provide Legal, Risk & Compliance with the following information.

Reports of Each Transaction in a Covered Security

Trade Reports

No later than at the opening of business on the business day following the day of execution of a trade for a Covered Account, the Legal, Risk & Compliance must be provided with the following information:

name of security

exchange ticker symbol or CUSIP

nature of transaction (purchase, sale, etc.)

number of shares/units or principal amount

price of transaction

date of trade

name of broker

the date the Access Person submits the report

Quarterly Reports

If you have engaged in a transaction that did not require preclearance but did require reporting, please confirm that Legal, Risk & Compliance has received the required information, as follows:

No later than 30 days after the end of each calendar quarter, each employee who maintains a Covered Account at other than an Approved Broker will provide Legal, Risk & Compliance with a report of all transactions in Covered Securities in the quarter, including the following information:

name of the Covered Security

exchange ticker symbol or CUSIP

nature of transaction (purchase, sale, etc.)

number of shares/units or principal amount

price of transaction

name of broker

Annual Reports

Within 30 days after the end of the calendar year, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, exchange ticker symbol or CUSIP, number of shares and principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. The report will be made through certification on the Personal Trading Assistant. Any holdings that do not appear should be provided to Legal, Risk & Compliance for entry in the system prior to certification. Any employee failing to certify within the required time period will not be allowed to engage in any personal securities transactions.

Other Reports

Initial Employment

No later than 10 days after initial employment with ClearBridge, or notification of coverage under this Code, each employee must provide Legal, Risk & Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which must be current as of a date no more than 45 days prior to the date such person became an employee (or subject to this Code), must include the title of the security, the exchange ticker symbol or CUSIP, the number of shares owned (for equities) and principal amount (for debt securities), The employee must also provide information, which must include the name of the broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee. This information will be entered into the designated access portal by Legal, Risk & Compliance staff and must be certified to, electronically, by the employee before the employee can undertake any transactions. If the employee does not maintain a Covered Account with an Approved Broker, then the prior approval to trade under alternative arrangements must be pre-approved by the Head of Legal, Risk & Compliance.

Reportable Funds

No later than 30 days after the end of each calendar quarter, TRANSACTIONS IN REPORTABLE FUNDS MUST BE REPORTED.

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

Administration of the Code

At least annually, the Head of Legal, Risk & Compliance, on behalf of ClearBridge, will furnish to the boards or to the Chief Compliance Officer of any US registered investment company to which ClearBridge acts as adviser or subadviser, a written report that:

(i) Describes any issues arising under the Code or this Policy since the last report to the board, including, but not limited to, information about material violations of the Code or this Policy and sanctions imposed in response to the material violations; and

(ii) Certifies that the ClearBridge has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or this Policy.

EXHIBIT A

SIGN AND RETURN TO CLEARBRIDGE LEGAL, RISK & COMPLIANCE TEAM IF YOU ARE A CLEARBRIDGE GROUP EMPLOYEE

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for ClearBridge Investments Limited, dated

Employee Name (Print)

Signature:

Date:

Date of Hire:

Job Title:

Supervisor:

Location:

Telephone Number

Email

This Acknowledgement Form must be completed and returned within 10 days of commencing employment or as otherwise required from time to time to the Legal, Risk & Compliance team in person or via email at aucompliance@clearbridge.com.

EXHIBIT B

OUTSIDE BUSINESS AFFILATION FORM

Private or non-listed Public Companies

Employees must obtain written approval from the Head of Legal, Risk & Compliance and a co-CIO prior to serving as a Director on any private or non-listed public company.

Listed Public Companies

Employees must obtain prior written approval from the Head of Legal, Risk & Compliance and the General Counsel of Legg Mason Inc. to serve as a director of any listed public company or any company whose securities are held by clients. Employees serving as outside directors are not entitled to indemnification or insurance coverage by ClearBridge or Franklin Templeton, unless service on the board is at the specific written request of ClearBridge and its affiliates.

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY

Employee Name

Employee Title	Office Phone Number

OUTSIDE BUSINESS ENTITY

1. Name of Entity

2. Type of Entity (e.g. private, unlisted public, listed public, trust or other)

3. Main Activity of the Entity

4. Your Proposed Title or Function

Proposed Start Date	Proposed End Date / Ongoing	Annual Compensation (if applicable)

$

PLEASE COMPLETE THE BELOW QUESTIONS FOR ANY OUTSIDE DIRECTORSHIP:

a. Is the Directorship requested by ClearBridge or its affiliates?	No	Yes	If YES, attach copy of Request Letter and other details.

b. Do you know of any significant adverse information about the entity or any actual or potential conflict of interest between the entity and ClearBridge or its affiliates?	No	Yes	If YES, attach details.

c. For LISTED AND UNLISTED PUBLIC COMPANIES, please attach the most recent Annual Report			Attached

d. For PRIVATE COMPANIES, please attach the most recent Audit Financial Statement			Attached

e. Does the entity or any principal have an account or other business relationship with ClearBridge or its affiliates?	No	Yes	If YES, specify Account No. or describe relationship.

5. Additional Remarks

Employee Representations:

I will not use any material non-public information gleaned through my directorship for my own benefit nor share any such information with others.

Employee Signature	Date

Upon completion of this form, return to

aucompliance@clearbridge.com.

APPROVALS FOR OUTSIDE BUINESS AFFILATION (OTHER THAN DIRECTORSHIP):

Manager Signature	Name	Date
Head of Legal, Risk & Compliance Signature	Name	Date

ADDITIONAL APPROVALS FOR PRIVATE OR NON-LISTED PUBLIC COMPANY:

Co-CIO Signature	Name	Date

ADDITIONAL APPROVALS FOR LISTED PUBLIC COMPANY:

General Counsel of Legg Mason, Inc Signature	Name	Date

EXHIBIT C

OUTSIDE BROKERAGE ACCOUNT APPROVAL REQUEST FORM

Employee name:

The following information is provided in order to obtain Legal, Risk & Compliance approval to open and/or maintain a brokerage account outside the approved list of brokers.

Outside Brokerage Firm name:

Brokerage Firm Email Address:

Account Number:

Full Name of Account:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside the approved list of brokers:

Upon completion of this form, return to aucompliance@clearbridge.com.

Employee Signature	Date
Head of Legal, Risk & Compliance Signature	Date

EXHIBIT D

OUTSIDE INVESTMENT APPROVAL REQUEST FORM

ClearBridge Code of Ethics requires employees to obtain the prior written approval of their immediate supervisor (or co-CIO where the employee is a Portfolio Manager) and the Head of Legal, Risk & Compliance before making an outside investment. Examples of “outside investments” include, but are not limited to, private placements and any investments in securities that cannot be made through an Approved Brokerage account. If the investment is a private placement, you must provide a copy of the offering document, e.g., prospectus, offering memorandum or statement or other similar document.

Employees must not make an outside investment if such investment may present a potential conflict of interest. Approval of such investment reflects a determination that it does not pose a conflict of interest with clients.

Name	Date
Title/Position	Office Telephone Number
Department Name	Location
Name of Investment	Anticipated Date of Investment	Amount of Investment

Type of Investment	Private placement	☐	Other investment which cannot be	☐
made through an approved brokerage account (specify)
Is your participation	Yes	☐	No (If No, please explain any other	☐
exclusively as a passive investor?			involvement)

Additional Remarks:

Employee Representations: I certify that this investment does not take an investment opportunity from a client.

Upon completion of this form, return to aucompliance@clearbridge.com.

Employee Signature		Date
Supervisor/co-CIO Signature	Name and Title of Supervisor/co-CIO	Date
Head of Legal, Risk & Compliance Signature	Head of Legal, Risk & Compliance name	Date

EXHIBIT E

INITIAL REPORT OF SECURITIES HOLDINGS FORM

This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person.

Upon completion of this form, return to aucompliance@clearbridge.com.

Employee Name	Date of Employment

Brokerage Accounts:

☐	I do not have a beneficial ownership of any account(s) with any financial services firm.

Please refer to Exhibit A for definition of beneficial ownership.

☐	I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a beneficial ownership, if:

•

you own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheets if necessary.

•

Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

Title of Security	Ticker Symbol	Number of Shares	Principal Amount	Financial Services Firm

☐     I,                                                                              have no securities holdings to report

Date:	Signature

EXHIBIT F

INITIAL PUBLIC OFFERING REQUEST FORM

ClearBridge’s Code of Ethics requires employees to obtain the prior written approval of their immediate supervisor (or co-CIO where the employee is a Portfolio Manager) and the Head of Legal, Risk & Compliance before buying an initial public offering. An IPO is an offering of securities in regard to which a disclosure document is available and has been filed with the appropriate regulator with the intention to list on a recognized exchange or other authorised trading venue. Kindly provide any such supporting documentation together with this form.

Please note that Portfolio Managers are prohibited from participating in a US IPO in their personal accounts except for offerings of closed end funds.

Employees must not make an investment in an initial public offering if such investment may present a potential conflict of interest.

Name	Date
Title/Position
Name of Security	Anticipated Date of Offering	Number of Shares

Employee Representation:

I certify that this investment does not take an investment opportunity from a client.

Upon completion of this form, return to aucompliance@clearbridge.com.

Employee Signature		Date
Supervisor/co-CIO Signature	Name and Title of Supervisor/co-CIO	Date
Head of Legal, Risk & Compliance Signature	Head of Legal, Risk & Compliance name	Date